Exhibit 99.2
Holly Energy Partners Announces Acquisition of Roadrunner & Beeson Pipelines
•	Holly Energy also sells its joint venture interest in Rio Grande Pipeline to Enterprise
DALLAS, TX , December 1, 2009– Holly Energy Partners, L.P. (NYSE:HEP) (“Holly Energy”) and Holly Corporation (“Holly”)(NYSE:HOC) today announced the acquisition by Holly Energy from Holly of the Roadrunner pipeline, a newly constructed sixty-five mile 16” pipeline connecting Holly’s refining facilities in Lovington, New Mexico to the terminus of a Centurion pipeline extending between West Texas and Cushing, Oklahoma. This connection provides Holly’s refining facilities in New Mexico with direct access to a wide variety of crude oils available at Cushing.
Also included in this acquisition is a newly constructed thirty-five mile 8” pipeline that connects Holly Energy’s New Mexico crude oil gathering system to Holly’s Lovington, NM refining facility. This pipeline provides added flexibility for Holly to move crude oil from Holly Energy’s gathering system to its Lovington, NM facilities as well as its Artesia, NM facility for processing.
The purchase price for these newly constructed pipelines was $46.5 million which was paid in cash.
Holly Energy expects these pipeline acquisitions will result in approximately $9.2 million of incremental annual revenue.
In connection with this transaction, Holly and Holly Energy have entered into a long term, 15-year contract, which provides a minimum revenue commitment on the part of Holly to Holly Energy, similar to other long term contracts already in place between the two entities.
“This is the last step needed to complete a pipeline connection between Cushing, Oklahoma and the Holly refinery complex in New Mexico. We are pleased that Holly Energy was able to acquire these key logistic assets with an associated additional stable revenue stream from Holly. Holly will benefit from having the additional crude flexibility this pipeline connection provides,” said Matt Clifton, Chairman and CEO of Holly and Holly Energy.
Also today, Holly Energy announced it has sold, in a separate transaction, its partnership interest in the Rio Grande Pipeline Company to Enterprise Products Operating LLC, a subsidiary of Enterprise Products Partners LP (NYSE:EPD).
About Holly Energy Partners, L.P.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including Holly Corporation, which currently owns a 34% interest (including the general partner interest) in Holly Energy. Holly Energy owns and operates petroleum product and crude pipelines, tankage and terminals located in Texas, New Mexico, Arizona, Washington, Idaho, Utah and Oklahoma. In addition, Holly Energy owns a 25% interest in SLC Pipeline LLC, a transporter of crude oil in the Salt Lake City area.

About Holly Corporation
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other high value specialty products. Holly operates through its subsidiaries a 100,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 125,000 bpsd refinery in Tulsa, Oklahoma and a 31,000 bpsd refinery in Woods Cross, Utah. A subsidiary of Holly also owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements identified by the words, “expect,” “anticipate,” “believe,” “plan,” “intend,” “will,” and “forecast,” and similar expressions and statements regarding our business strategy, plans and objectives for future operations. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future events or performance and involve certain risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include our ability to complete and integrate announced acquisitions, and those additional risks contained in our filings made from time to time with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION, contact:
Bruce R. Shaw
Senior Vice President & Chief Financial Officer
Holly Corporation/Holly Energy Partners
214-871-3555
M. Neale Hickerson
Vice President, Investor Relations
Holly Corporation/Holly Energy Partners
214-871-3555